Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the use in this registration statement on Form F-1 of Brookfield Business Partners LP of our report dated October 2, 2015 relating to the Statements of Revenues and Direct Operating Expenses of Properties Acquired by Ember Resources Inc., which appears in such registration statement. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Alberta, Canada
October 26, 2015